                                                                EXHIBIT 4.1


                     [LOGO OF ESG INTELLIGENT REINSURANCE]

  COMMON SHARES                                                  COMMON SHARES
[     NUMBER     ]                                             [    SHARES     ]
[ ESG            ]                                             [               ]
[                ]              ESG Re Limited                 [               ]
                   Authorized Share Capital 100,000,000 Shares
                      having a par value of US$1.00 each

INCORPORATED IN THE ISLANDS OF BERMUDA                         CUSIP G31215 109
UNDER THE COMPANIES ACT, 1981

THIS CERTIFICATE IS TRANSFERABLE
IN BOSTON, MA AND NEW YORK, NY


        THIS IS TO CERTIFY THAT




        is the registered holder of

    FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF PAR VALUE US$1.00 EACH OF =================================ESG Re Limited=================================
transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Memorandum of Association and Bye-Laws of the Company and all amendments thereof to all of which the holder by acceptance hereof assents and shall be transferable in accordance therewith. This certificate is not valid unless countersigned by the Transfer Agent.
   WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

                            [CERTIFICATE OF STOCK]

   Dated

                                [   SEAL OF    ]
                                [ESG RE LIMITED]
                                [   BERMUDA    ]         MANAGING DIRECTOR AND
            SECRETARY           [     1997     ]         CHIEF EXECUTIVE OFFICER


                                        COUNTERSIGNED
                                            STATE STREET BANK AND TRUST COMPANY
                                                      (BOSTON)   TRANSFER AGENT

                                        BY

                                                           AUTHORIZED SIGNATURE



(C) SECURITY COLUMBIAN   UNITED STATES BANKNOTE COMPANY   1960

        Each Common Share has one vote, except that if, and so long as, the Controlled Shares (as defined below) of any person, other than certain Direct Purchasers (as defined below) subsequent to the date of closing (the "Closing Date") of the initial public offering of Common Shares by ESG Re Limited (the "Company") constitute more than 9.9% of the voting power of the outstanding shares, including Commons Shares, of the Company (a "Ten-percent Shareholder"), the voting rights with respect to the Controlled Shares owned by such person will be limited, in the aggregate, to a voting power of 9.9%, pursuant to a formula specified in the Bye-Laws of the Company. The Common Shares votes that could be cast by Ten-percent Shareholders but for the restrictions on voting rights described above will be allocated to the other holders of Common Shares, pro rata based on the number of Common Shares held by all other holders of Common Shares, subject only to the further limitation that no shareholder, other than certain Direct Purchasers subsequent to the Closing Date, allocated any such voting rights may exceed the 9.9% limitation as a result of such allocation. "Controlled Shares" includes, among other things, all Common Shares that a person is deemed (i) to constructively own directly or indirectly pursuant to rules defining a "controlled foreign corporation" under the Internal Revenue Code of 1986, as amended, or (ii) to beneficially own directly or indirectly (other than ownership attributable to certain Direct Purchasers) as a result of the possession of sole or shared voting power within the meaning of
Section 13(d)(3) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. "Direct Purchasers" means certain investors who purchased Common Shares on or prior to the Closing Date in an offering exempt from the registration requirements of the United States Securities Act of 1933.

FOR VALUE RECEIVED______________________________________________________________
                          (fill in amount for purposes of stamp duly)

________________________________________________________________________________
                         (name in full of Transferor)

hereby sell, assign and transfer unto___________________________________________
                                        (name in full of Transferee)

________________________________________________________________________________

________________________________________________________________________________
                                   (address)
_____________________________________________________shares of the capital stock represented by the within Certificate.

Dated______________________________
In the presence of:
                                           _____________________________________
                                                       (Transferor)
___________________________________

___________________________________
     (2 witnesses sign here)

In the presence of:
                                           _____________________________________
                                                       (Transferee)

___________________________________

___________________________________
     (2 witnesses sign here)




___________________________________      ______________________________________
    AMERICAN BANK NOTE COMPANY           PRODUCTION COORDINATOR: BELINDA BECK:
       680 BLAIR MILL ROAD                           212-830-2198
        HORSHAM, PA 19044                      PROOF OF OCTOBER 14, 1997
         (215) 657-3480                              ESG RE LIMITED
-----------------------------------                  H 52646back
SALES:  J. NAPOLITANO: 212-557-9100      --------------------------------------
-----------------------------------           OPERATOR:             EG
/NET/BANKNOTE/HOME57/ESG52646%0          --------------------------------------
___________________________________                       NEW
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